UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABMC	Over-the-counter-Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02                                  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 24, 2019, American Bio Medica Corporation (the "Company") announced that its Consent Decree of Permanent Injunction (Consent Decree) with the U.S. Food and Drug Administration was vacated on May 23, 2019, and the case has been closed. A copy of the press release issued May 24, 2019 is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 1.02 (the “Press Release”). The Press Release is also available on the Company’s website.

ITEM 8.01                                  OTHER EVENTS
Risk Factor Disclosure

Pursuant to the disclosure provided under Item 1.02, the Company is providing the following update to a risk factor from its Annual Report on Form 10-K filed with the Commission on April 16, 2019:

Any adverse changes in our regulatory framework could negatively impact our business, and costs to obtain regulatory clearance are material.

Although we are unaware of any recent or upcoming changes in regulatory standards related to the marketing of our products, history supports that change in regulatory requirements could negatively impact our business. We became unable to sell our oral fluid products in the Employment/Workplace market in November 2013 as a result of FDA’s change in position regarding Employment/Workplace drug testing. Prior to this regulatory change, we typically had annual sales of $2,000,000 of oral fluid sales in the Employment/Workplace market. In July 2017, there was another change in marketing regulations. The FDA issued a limited exemption that would allow companies to sell certain drug tests in the Employment/Workplace market (see “Government Regulations”). While this change could be determined to have a positive impact on our sales (as it reopens a market for ABMC), until our consent decree with FDA was vacated on May 23, 2019, we were unable to take advantage of the limited FDA exemption and, this has negatively impacted our ability to regain sales of oral fluid drug tests. In addition to the sales and marketing restrictions regulatory changes can cause, the cost of filing 510(k) marketing clearances is material. Therefore, these costs can have a negative impact on efforts to improve our financial performance. If regulatory standards change in the future, there can be no assurance that we will receive marketing clearances from FDA, if and when we apply for them.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)
99.1
The Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Date: May 24, 2019	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer) Principal Financial Officer